                                                                    EXHIBIT 99.2
                         NOTICE OF GUARANTEED DELIVERY
                      FOR TENDER OF SHARES OF COMMON STOCK

                                       OF

                              GENOMICA CORPORATION

                                       TO

                        BLUEGREEN ACQUISITION SUB, INC.,
                  A WHOLLY OWNED SUBSIDIARY OF EXELIXIS, INC.,
                     IN EXCHANGE FOR SHARES OF COMMON STOCK

                                       OF

                                 EXELIXIS, INC.
         PURSUANT TO THE EXCHANGE OFFER AND BASED ON THE EXCHANGE RATIO
              DESCRIBED IN THE PROSPECTUS DATED NOVEMBER 29, 2001.

                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
             TIME, DECEMBER 27, 2001, UNLESS THE OFFER IS EXTENDED.

     As set forth under "The Transaction -- Guaranteed Delivery" in the Prospectus, dated November 29, 2001 (the "Prospectus"), this Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined herein) if certificates representing shares of common stock, par value $0.001 per share ("Genomica Common Stock"), of Genomica Corporation, a Delaware corporation, are not immediately available, if the procedure for book-entry transfer cannot be completed prior to the expiration date (as described in the Prospectus) or if time will not permit all required documents to reach Mellon Investor Services LLC (the "Exchange Agent") prior to the expiration date. This form may be delivered by hand, transmitted by facsimile transmission or mailed to the Exchange Agent as described in the Prospectus.

              THE EXCHANGE AGENT AND DEPOSITARY FOR THE OFFER IS:

                          MELLON INVESTOR SERVICES LLC

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
         By Mail:             By Overnight Delivery:        By Hand Delivery:

Attn: Reorganization Dept.  Attn: Reorganization Dept.  Attn: Reorganization Dept.
      P.O. Box 3301             85 Challenger Road       120 Broadway, 13th Floor
South Hackensack, NJ 07606     Mail-Stop -- Reorg.          New York, NY 10271
                            Ridgefield Park, NJ 07660
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            Facsimile Transmission (for eligible institutions only):

                                 (201) 296-4293

                Confirm Receipt of Facsimile by Telephone Only:

                                 (201) 296-4860

 DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN
            AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided on the Letter of Transmittal.

                    THE INFORMATION AGENT FOR THE OFFER IS:

                          MELLON INVESTOR SERVICES LLC
                                 44 Wall Street
                                   7th Floor
                               New York, NY 10005

                         Call Toll-Free: (866) 323-8159
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Ladies and Gentlemen:

The undersigned hereby tenders to Bluegreen Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Exelixis, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares of Genomica Common Stock set forth below, pursuant to the guaranteed delivery procedures set forth in the Prospectus.

PLEASE SIGN AND COMPLETE:

Dated:
      --------------------------------

Signature(s) of Record Holder(s) or Authorized
Signatory:
        ------------------------------------------------------------------------

Name(s) of Record Holder(s):
                          ------------------------------------------------------

Address(es):
          ----------------------------------------------------------------------

Area Code and Telephone Number(s):
                                ------------------------------------------------

Certificate Numbers (If Available):
                             ---------------------------------------------------

Number of Shares of Genomica Common Stock Tendered:
                                             -----------------------------------

Account Number(s):
                 ---------------------------------------------------------------

If shares of Genomica Common Stock will be tendered by book-entry transfer, please provide the following information:

Name of Tendering Institution:
                         -------------------------------------------------------

Depository Account Number:
                        --------------------------------------------------------

Transaction Code Number:
                      ----------------------------------------------------------

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                     THE GUARANTEE BELOW MUST BE COMPLETED
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a financial institution that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Securities Transfer Agent's Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) or any other "eligible guarantor institution" (as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended) (each of the foregoing, an "Eligible Institution"), guarantees (a) that the above-named person(s) "own(s)" the shares of Genomica Common Stock tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, (b) represents that such tender complies with Rule 14e-4 and (c) guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, certificates representing shares of Genomica Common Stock tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such shares of Genomica Common Stock into the Exchange Agent's accounts at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), with any required signature guarantees, or an "Agent's Message" (as defined in the Prospectus) in the case of book-entry transfer, and any other documents required by the Letter of Transmittal, within three (3) Nasdaq National Market trading days of the date hereof.

     The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal and certificates for shares of Genomica Common Stock to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

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
Name of Firm:                                     Authorized Signature:
-----------------------------------------         -----------------------------------------

Address:                                          Title:
-----------------------------------------         -----------------------------------------

                                                  Name:
-----------------------------------------         -----------------------------------------
                                                           (PLEASE PRINT OR TYPE)
Area Code and
Telephone Number:                                 Dated:
-----------------------------------------         -----------------------------------------

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NOTE: DO NOT SEND CERTIFICATES FOR SHARES OF GENOMICA COMMON STOCK WITH THIS
      NOTICE OF GUARANTEED DELIVERY. CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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